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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-45879, 333-13033, 333-13035, and 333-16901 of US Diagnostic Inc. on Forms
S-8 and Registration Statement Nos. 333-05395 and 333-67959 of US Diagnostic Inc. on Forms S-3 of our report dated March 26, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to US Diagnostic Inc.'s ability to continue as a going concern), appearing in this Annual Report on Form 10-K of US Diagnostic Inc. for the year ended December 31, 2001.

Deloitte & Touche LLP

Miami, Florida
April 15, 2002